                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                     SEPTEMBER 8, 2004 (SEPTEMBER 8, 2004)

                          ENCYSIVE PHARMACEUTICALS INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                     0-20117                    13-3532643
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)


6700 WEST LOOP, 4TH FLOOR, BELLAIRE, TEXAS                       77401
 (Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code (713) 796-8822


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

         On September 8, 2004, Wachovia Capital Markets, LLC exercised the over-allotment option granted to it by Encysive Pharmaceuticals Inc. (the "Company") to purchase an additional 600,000 shares of the Company's common stock in connection with its offering of 4 million shares of common stock. With the exercise of the option, the total net proceeds from the offering expected to be realized by the Company, after deducting underwriting discounts and commissions and estimated offering expenses, are approximately $35.4 million. The closing of the offering, including the over-allotment option, is expected to occur on September 13, 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

 (a) Financial statements of businesses acquired.

         None

(b) Pro forma financial information.

         None

(c) Exhibits.

         None



                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ENCYSIVE PHARMACEUTICALS INC.


Date September 8, 2004
                                                  /s/ Stephen L. Mueller
                                          --------------------------------------
                                                    Stephen L. Mueller
                                               Vice President, Finance and
                                          Administration Secretary and Treasurer